Exhibit 10.7

AMENDMENT TO THE REGISTRATION AGREEMENT

AND

THE FOUNDER REPURCHASE AND RIGHTS AGREEMENT

This AMENDMENT TO THE REGISTRATION AGREEMENT AND THE FOUNDER REPURCHASE AND RIGHTS AGREEMENT (the “Amendment”), which amends (i) the Registration Agreement, dated as of December 23, 2002 and as amended on February 2, 2005 and May 19, 2005 (as amended, the “Registration Agreement”) by and among Rackable Systems, Inc. (the “Company”), Giovanni Coglitore, Nikolai Gallo and Jack Randall (collectively, the “Founders”) and the Investor (as defined therein) and (ii) the Founders Repurchase and Rights Agreement, dated as of December 23, 2002 and as amended on May 19, 2005 (as amended, the “Founders Agreement”) by and among the Company, the Founders and the Rackable Investment LLC (“Investment LLC”), is entered into this 16th day of November, 2005 by Parthenon Investors II, L.P. (“Parthenon”), Investment LLC, the Founders and the Company on behalf of all of the parties to the Registration Agreement and the Founders Agreement.

RECITALS

WHEREAS, Section 9(d) provides that the Company and the holders of a majority of the Investor Registrable Securities (as such term is defined in the Registration Agreement) may amend and/or waive any provision of the Registration Agreement;

WHEREAS, the Company, the Founders and Investment LLC may amend and/or waive any provision of the Founders Agreement;

WHEREAS, Section 2(c) of the Registration Agreement provides for the allocation of shares in a Piggyback Registration (as defined therein);

WHEREAS, the Company, Parthenon and the Founders have been informed by Thomas Weisel Partners LLC (“TWP”), the lead managing underwriter in the Company’s proposed follow-on public offering of the Company’s common stock pursuant to a registration statement on Form S-1 filed on November 9, 2005, that, in the opinion of TWP, such public offering should not proceed with the allocation of the shares as set forth in such Section 2(c);

WHEREAS, Parthenon, the Company and the Founders hereby desire to amend Section 2(c) of the Registration Agreement as a result of the advice provided by TWP; and

WHEREAS, in connection with the amendment of the Registration Agreement, Parthenon, Investment LLC, the Company and the Founders hereby desire to amend the Founders Agreement and to agree to such other terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual promises, and all other terms and conditions contained herein, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendment of Section 2(c) of the Registration Agreement. The following clause shall replace in its entirety all of the language in Section 2(c) of the Registration Agreement that comes after the first paragraph of Section 2(c):

“Notwithstanding anything to the contrary in this Registration Agreement, in the event of a Piggyback Registration pursuant to the Company’s Registration Statement filed on Form S-1 on November 9, 2005, as the same may be amended from time to time (the “2005 Piggyback Registration”), the Registrable Securities included in the 2005 Piggyback Registration shall be as follows:

(a)	With respect to the firm portion (the “Firm Portion”) of the 2005 Piggyback Registration:

Selling Entity	Number of Shares

Parthenon (as defined below)	4,000,000
Tom Barton	213,000
Todd Ford	183,000
Giovanni Coglitore	242,000
Nikolai Gallo	242,000
Jack Randall	242,000
PTI Global (as defined below)	273,000

In addition, 2,600,000 of the shares of Company common stock to be included in the 2005 Piggyback Registration shall be sold by the Company. All remaining shares to be sold in the Firm Portion, which consists of 8,000,000 less the number of shares to be sold by the Company, the Founders, Tom Barton, Todd Ford, Parthenon Investors II, L.P. and its affiliated entities (“Parthenon”), and PTI Global Ventures and its affiliated entities (“PTI Global), as set forth above (or as voluntarily reduced by such entities), shall be allocated by the Company in its sole discretion to persons and entities other than the Company and persons and entities set forth in the table immediately above; provided, however, that if there are any remaining shares to be sold following such allocation, such remaining shares shall be sold by Parthenon.

(b)	With respect to the over-allotment portion (the “Over-Allotment Option”) of the 2005 Piggyback Registration:

Selling Entity	Number of Shares

Parthenon	330,000
Tom Barton	159,000
Todd Ford	138,000
Giovanni Coglitore	182,000
Nikolai Gallo	182,000
Jack Randall	182,000
PTI Global Ventures	23,000

All remaining shares to be sold in the Over-Allotment Option, which consists of 1,200,000 less the number of shares to be sold by the Founders, Tom Barton, Todd Ford, Parthenon and PTI Global as set forth above (or as voluntarily reduced by such entities), shall be allocated by the Company in its sole discretion to persons and entities other than the Company and the persons and entities set forth in the table immediately above; provided, however, that if there are any remaining shares to be sold following such allocation, such remaining shares shall be sold by Parthenon.

(c)	In the event the Over-Allotment Option in connection with the 2005 Piggyback Registration is not fully exercised by the underwriters, the shares of Registrable Securities to be sold in the Over-Allotment Option shall be reduced (i) first from the shares to be sold by Parthenon, (ii) second, from the shares to be sold by the selling stockholders, excluding Jack Randall and Nikolai Gallo, reduced on a pro rata basis with such other selling stockholders, and (iii) third, from the shares to be sold by Jack Randall and Nikolai Gallo, reduced on a pro rata basis with the other Founder.

(d)	In the event the number of shares to be sold in the 2005 Piggyback Registration (or potentially sold with respect to the Over-Allotment Option) is increased above 8,000,000 shares in the Firm Portion and 1,200,000 shares in the Over-Allotment Option, then Parthenon shall be provided the opportunity to include in the 2005 Piggyback Registration an additional number of shares equal to eighty percent (80%) of such increased number of shares and the remaining twenty percent (20%) shall be allocated by the Company, in its sole discretion, to the Company, Parthenon or additional selling stockholders, which additional selling stockholders shall exclude the Founders, Tom Barton and Todd Ford; provided, however, that in the event such increased Over-Allotment Option in connection with the 2005 Piggyback Registration is not fully exercised by the underwriters, the shares to be sold in such increased Over-Allotment Option shall be reduced (i) first from the additional shares to be sold in such increased Over-Allotment Option pursuant to the provisions of this subsection (d) on a pro rata basis, and (ii) second, as set forth in subsection (c) above.

(e)	In the event the number of shares to be sold in the 2005 Piggyback Registration is decreased below 8,000,000 shares in the Firm Portion and 1,200,000 shares in the Over-Allotment Option, then (i) the number of shares sold by the Company and each of the selling stockholders in the Firm Portion as set forth in (a) above shall be reduced on a pro rata basis by such amount as shall be necessary to reduce the size of the Firm Portion to the actual number of shares to be sold, and (ii) the number of shares to be sold or potentially sold by the selling stockholders with respect to the Over-Allotment Option as set forth in (b) above shall be reduced on a pro rata basis by such amount as shall be necessary to reduce the size of the Over-Allotment Option to the actual number of shares to be sold; provided, however, that if such reduced Over-Allotment Option is not fully exercised, then the provisions of subsection (c) above shall apply to further reduce the number of shares to be sold by the selling stockholders in such Over-Allotment Option.

(f)	For purposes of this Section 1, Registrable Securities held by Tom Barton and Todd Ford shall include common stock acquired pursuant to currently exercisable options.

2. Amendment of Section 3 of the Registration Agreement. Section 3 of the Registration Agreement shall not apply to a Founder with respect to an underwritten Demand Registration (as defined in the Registration Agreement) or an underwritten Piggyback

Registration (as defined in the Registration Agreement) in the event that (a) such Founder does not participate in such Demand Registration or Piggyback Registration, and (b) such Founder is not a director or officer of the Company. For purposes of the prior sentence, “officer” shall have the meaning ascribed to it in Rule 16a-1(f) of the Securities Exchange Act of 1934.

3. Waiver of Registration Rights. Except as specifically described in Section 1 above, with respect to the 2005 Piggyback Registration, Parthenon, the Founders and the Company hereby waive on behalf of all holders of Registrable Securities (as defined in the Registration Agreement) any and all registration rights maintained by any party pursuant to the Registration Agreement.

4. Termination of Registration Rights. Notwithstanding anything contained in the Registration Agreement to the contrary, Parthenon and the Company shall not amend or waive any provision of the Registration Agreement in a manner that shall adversely affect the Founders’ ability to participate in any Piggyback Registration that shall commence (defined as the filing of the initial registration statement in that offering) before December 1, 2006, without the written consent of Founders holding collectively a majority of the Registrable Securities held collectively by all of the Founders.

5. Termination of Section 4 of the Founder’s Agreement. Effective upon the closing of the 2005 Piggyback Registration, Section 4 of the Founders Agreement shall be terminated. For the avoidance of doubt, following the closing of the 2005 Piggyback Registration and notwithstanding anything to the contrary in the Founders Agreement, each of the Founders may transfer Founders Shares (as defined in the Founders Agreement) pursuant to the piggyback rights under the Registration Agreement, and furthermore, each of the Founders and each of such Founder’s Permitted Transferees (as defined in the Founders Agreement) of Founders Shares together with such Founder may transfer, except as they are otherwise subject to a lock-up period and subject to applicable securities laws, without the restrictions set forth in the Founders Agreement. In addition, following any such transfer by the Founders or the Permitted Transferees of Founder Shares, the Founder Shares shall cease to be Founder Shares and holders thereof shall not be bound by the terms and conditions of the Founders Agreement.

6. Authorization to Remove Legends on Founders’ or Parthenon’s Stock Certificates. In the event that a Founder (or a representative of the Founder) or Parthenon requests in writing that the Company remove from such Founder’s or Parthenon’s (as applicable) stock certificate(s) the legend referring to the restrictions on resale under the Securities Act of 1933, as amended, as a result of such Founder or Parthenon (as applicable) meeting the requirements of the provisions of Rule 144(k) of the Securities Act of 1933, as amended, and provided that, at the request of the Company, such Founder or Parthenon (as applicable) shall have provided the Company with such proof of meeting the requirements of the provisions of Rule 144(k) as the Company shall require (which, if requested by the Company, shall include a written opinion to the Company by reputable legal counsel to the Founder or Parthenon (as applicable) (in a form and substance reasonably satisfactory to the Company) opining that such Founder or Parthenon (as applicable) is no longer an affiliate of the Company and has not been an affiliate for at least 90 days), then promptly following such event and submission of proof the Company hereby agrees to remove such legends from such stock certificate(s).

7. Registration Agreement and Founders Agreement. Except as expressly amended hereby, the Registration Agreement and the Founders Agreement shall continue in full force and effect. In the event of any inconsistency or conflict between this Amendment and the Registration Agreement or the Founders Agreement, the terms, conditions and provisions of this Amendment shall govern and control.

8. Entire Agreement. This Amendment, the Registration Agreement and the Founders Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

9. Governing Law. The construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10. Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RACKABLE SYSTEMS, INC.		PARTHENON INVESTORS II, L.P.

By	/S/ TODD FORD	By	/S/ JOHN RUTHERFORD
Name:	Todd Ford	Name:	John C. Rutherford
Title:	Executive Vice President and Chief Financial Officer	Title:	Managing Member

FOUNDERS	RACKABLE INVESTMENT LLC By: Parthenon Investors II, L.P, its manager By: PCap Partners II, LLC, its General Partner By PCap II, LLC, its Managing Member

/S/ GIOVANNI COGLITORE	By	/S/ JOHN RUTHERFORD
Giovanni Coglitore	Name:	John C. Rutherford
	Title:	Managing Member

/S/ NIKOLAI GALLO
Nikolai Gallo

/S/ JACK RANDALL
Jack Randall

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